EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of LECG Corporation on Form S-1 of our report on the consolidated financial statements of LECG Holding Company, LLC and subsidiary dated March 31, 2003 (which expresses an unqualified opinion and contains an explanatory paragraph related to the adoption of a new accounting standard), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                      /s/  DELOITTE & TOUCHE LLP

August 22, 2003
San Francisco, California